Exhibit 99.2

FIAT CHRYSLER AUTOMOBILES N.V.

NOTICE OF GUARANTEED DELIVERY
4.500% Senior Notes due 2020
5.250% Senior Notes due 2023
which have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered
4.500% Senior Notes due 2020 and
5.250% Senior Notes due 2023

As set forth in the Prospectus dated                , 2015 (the “Prospectus”) of Fiat Chrysler Automobiles N.V. (the “Company”) under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and the Letter of Transmittal (the “Letter of Transmittal”) to exchange up to $1,500,000,000 aggregate principal amount of the Company’s newly issued 4.500% Senior Notes due 2020 (the “2020 Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding unregistered 4.500% Senior Notes due 2020 issued on April 14, 2015 (the “Initial 2020 Notes”), and up to $1,500,000,000 aggregate principal amount of the Company’s newly issued 5.250% Senior Notes due 2023 (the “2023 Notes” and, together with the “2020 Notes,” the “Notes”) registered under the Securities Act for any and all of the Company’s outstanding unregistered 5.250% Senior Notes due 2023 issued on April 14, 2015 (the “Initial 2023 Notes” and, together with the “Initial 2020 Notes,” the “Initial Notes”), this form or one substantially equivalent hereto must be used to accept the Exchange Offers (as defined below) if: (i) certificates for the above-referenced Initial Notes are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined below), or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. Such form may be transmitted by facsimile by an eligible institution or delivered by mail, hand delivery or overnight delivery to the Exchange Agent.
THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2015 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.
TO: The Bank of New York Mellon

By Facsimile Transmission: (For Eligible Institutions Only) (732) 667-9409 Attn: Corporate Trust Operations Reorganization Unit Confirm by Telephone: (315) 414-3360	By Overnight Delivery or Mail: The Bank of New York Mellon Trust Company, N.A. Corporate Trust Operations Reorganization Unit 111 Sanders Creek Parkway East Syracuse, New York 13057

Delivery of this instrument to an address other than as set forth above or transmission of this instrument to a facsimile number other than as set forth above does not constitute a valid delivery.
This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offers”), receipt of which are hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.
The undersigned understands that tenders of Initial Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Initial Notes pursuant to the Exchange Offers may not be withdrawn after the Expiration Date. Tenders of Initial Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offers are terminated or as otherwise provided in the Prospectus.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
SIGNATURES
Signature of Owner
Signature of Owner (if more than one)
Date:  _______________
Name(s):
(Please Print)
Address:
(Include Zip Code)
Area Code and Telephone Number:
Capacity (full title), if signing in a representative capacity:
Taxpayer Identification or Social Security Number:
Principal amount of and Series of Initial Notes Exchanged:  $
Certificate Nos. of Initial Notes (if available):
IF INITIAL NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO.:
Account No.:

GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent, at its address set forth above, of the Initial Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Initial Notes to the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the date of execution of this Notice of Guaranteed Delivery.
Name of Firm
Number and Street or P.O. Box
City State Zip Code
Telephone No.:
Fax No.:

(Authorized Signature)
Title:
Date:
NOTE: DO NOT SEND CERTIFICATES REPRESENTING INITIAL NOTES WITH THIS NOTICE. INITIAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.